UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 8, 2010

GRAYBAR ELECTRIC COMPANY, INC.
(Exact Name of Registrant as specified in Charter)

New York (State or other jurisdiction of incorporation)	000-00255 (Commission File Number)	13-0794380 (I.R.S. Employer Identification No.)

34 North Meramec Avenue St. Louis, MO 63105 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (314) 573-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

The Company’s Receivables Purchase Agreement, dated June 30, 2000, among Graybar Commerce Corporation, as Seller; Graybar Electric Company, Inc., as Servicer; Falcon Asset Securitization Corporation, as Conduit; and JPMorgan Chase Bank NA (successor by merger to Bank One, NA), as Agent and the sole financial institution, was renewed for a period of 364 days, effective as of October 8, 2010.

The amendment reduced the effective variable interest rates and certain other fees potentially applicable to borrowings under the facility and the minimum permitted delinquency ratio under the facility and otherwise updated or modified specified terms and conditions under the facility.

The foregoing summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as an exhibit to this current report on Form 8-K and incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

(d)                    Exhibits

(10)                  Amendment No. 16 to Receivables Purchase Agreement, dated as of October 8, 2010.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAYBAR ELECTRIC COMPANY, INC.

Date: October 8, 2010	By: /s/ Matthew W. Geekie
Matthew W. Geekie
Senior Vice President, Secretary &
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment No. 16 to Receivables Purchase Agreement, dated as of October 8, 2010